Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Midatech Pharma PLC

Cardiff, United Kingdom

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 30, 2019, relating to the consolidated financial statements of Midatech Pharma PLC, which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

Reading, United Kingdom

September 23, 2019